As filed with the Securities and Exchange Commission on September 5, 2024
Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

DZS Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3509099
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

5700 Tennyson Parkway, Suite 400
Plano, TX	75024
(Address of Principal Executive Offices)	(Zip Code)

2017 Incentive Award Plan
(Full Title of the Plan)

Charles D. Vogt
President and Chief Executive Officer
5700 Tennyson Parkway, Suite 400
Plano, TX 75024
(Name and Address of Agent for Service)

(469) 327-1531
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Statement of Incorporation by Reference
This Registration Statement on Form S-8, relating to the 2017 Incentive Award Plan (the “2017 Plan”) of DZS Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the 2017 Plan has previously been filed and is effective. Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-221568, relating to the 2017 Plan filed by the Registrant with the Securities and Exchange Commission on November 15, 2017.
Item 8. Exhibits.
The following exhibits are incorporated herein by reference:

Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date	Filed or Furnished Herewith

5.1	Opinion of Grable Martin PLLC				X

23.1	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm				X

23.2	Consent of Grable Martin PLLC (included in Exhibit 5.1)				X

24.1	Power of Attorney (included on the signature page of this Registration Statement)				X

99.1	DASAN Zhone Solutions, Inc. 2017 Incentive Award Plan	8-K	10.1	January 10, 2017

99.2	Amendment to DASAN Zhone Solutions, Inc. 2017 Incentive Award Plan	10-K	10.1.1	March 12, 2019

99.3	Form of Stock Option Agreement for the DASAN Zhone Solutions, Inc. 2017 Incentive Award Plan	8-K	10.2	January 10, 2017

99.4	Form of Restricted Stock Unit Award Agreement for the DASAN Zhone Solutions, Inc. 2017 Incentive Award Plan	10-K	10.1	September 27, 2017

107	Filing Fee Table				X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas on this 5th day of September, 2024.

DZS Inc.

By:	/s/ Charles Daniel Vogt
Charles Daniel Vogt
President, Chief Executive Offer and Director

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of DZS Inc., hereby severally constitute and appoint Charles D. Vogt, Misty Kawecki and Justin K. Ferguson, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable DZS Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles Daniel Vogt	President, Chief Executive Officer (Principal Executive Officer) and Director	September 5, 2024
Charles Daniel Vogt

/s/ Misty Kawecki	Chief Financial Officer (Principal Financial Officer)	September 5, 2024
Misty Kawecki

/s/ Brian Chesnut	Chief Accounting Officer (Principal Accounting Officer)	September 5, 2024
Brian Chesnut

/s/ Matt Bross	Director	September 5, 2024
Matt Bross

/s/ Barbara Carbone	Director	September 5, 2024
Barbara Carbone

/s/ Joon Kyung Kim	Director	September 5, 2024
Joon Kyung Kim

/s/ Choon Yul Yoo	Director	September 5, 2024
Choon Yul Yoo

/s/ Todd Jackson	Director	September 5, 2024
Todd Jackson

/s/ Woong Ji Choi	Director	September 5, 2024
Woong Ji Choi